Pacific Select Fund NSAR 12-31-08

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS

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The following documents are included in Registrant's Form Type N1A/A,
Accession No. 0000892569-08-001356 filed on October 1, 2008, and incorporated by reference herein:

J.P. Morgan Investment Management Inc. Amendment No. 1 to Portfolio Management Agreement

Analytic Investors, LLC Amendment No. 1 to the Portfolio Management Agreement











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